Exhibit 99.1
David P. Della Camera Becomes CFO of First Interstate BancSystem, Inc.
BILLINGS, MT – June 2, 2025 – First Interstate BancSystem, Inc. (NASDAQ: FIBK) (“First Interstate” or the “Company”) announced that effective June 1, 2025, David P. Della Camera has succeeded Marcy D. Mutch as the Company’s Executive Vice President and Chief Financial Officer (CFO). This transition completes the Company’s previously announced CFO succession plan, which was announced in February 2025.
Mr. Della Camera joined First Interstate in 2021 and has held a range of senior finance leadership roles at the Company, most recently serving as Deputy CFO. In this role, Mr. Della Camera was responsible for First Interstate’s financial planning and analysis, investor relations, and strategic initiatives including mergers and acquisitions. Mr. Della Camera has also served as the Company’s Director of Corporate Development and Financial Strategy as well as Director of Financial Planning and Analysis, giving him a comprehensive and deep understanding of First Interstate’s financial and reporting functions.
“It is an honor to step into the role of CFO,” Mr. Della Camera said. “As Deputy CFO, I have benefited immensely from Marcy’s guidance and look forward to continuing the momentum she has worked so diligently to create.”
Ms. Mutch will serve as an executive advisor to the Company through the end of 2025 and will serve as a consultant to the Company through December 31, 2026.
About First Interstate BancSystem, Inc.
First Interstate BancSystem, Inc. is a financial and bank holding company focused on community banking. Incorporated in 1971 and headquartered in Billings, Montana, the Company operates banking offices, including detached drive-up facilities, in communities across Arizona, Colorado, Idaho, Iowa, Kansas, Minnesota, Missouri, Montana, Nebraska, North Dakota, Oregon, South Dakota, Washington, and Wyoming, in addition to offering online and mobile banking services. Through its bank subsidiary, First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities, and others throughout the Company’s market areas.
Forward-Looking Statements
Statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are identified by the use of the terms “expected,” “will,” “look forward to,” “aim,” and similar words or phrases indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions and projections about our business and the Company, and are not guarantees of our future performance or outcomes. These statements are subject to a number of known and unknown risks, uncertainties, and other factors, many of which are beyond our ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein. The Company has provided additional information about the risks facing its business in its most recent annual report on Form 10-K, and any subsequent periodic and current reports on Forms 10-Q and 8-K, filed by it with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in the filings with the Securities and Exchange Commission identified above, which you should read in their entirety before making any investment or other decision with respect to our securities. We undertake no obligation to update or revise any forward-looking statements contained in this report, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.
Category: Other Corporate News

Company Contact: David P. Della Camera, CFA
Chief Financial Officer
406-255-5363
investor.relations@fib.com
Media Contact:
Sara Becker
Director of Marketing and Communications
406-255-5314
sara.becker@fib.com
Category: Other Corporate News
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